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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Beverly Enterprises, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

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BEVERLY ENTERPRISES, INC.

ONE THOUSAND BEVERLY WAY

FORT SMITH, ARKANSAS 72919
(479) 201-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m., CDT, on Thursday, May 22, 2003

PLACE	Holiday Inn 700 Rogers Avenue Fort Smith, Arkansas 72901

ITEMS OF BUSINESS	(1) Elect eight members of the Board of Directors

(2) Approve Ernst & Young LLP as our independent auditors for 2003

(3) Amend and Re-Approve the Annual Incentive Plan

(4) Transact any other business properly before the Annual Meeting and adjournment

RECORD DATE	If you were a stockholder on March 31, 2003 (the “Record Date”), you are entitled to vote.

ANNUAL REPORT	Our 2002 Annual Report, which is not part of the proxy soliciting material, is enclosed.

PROXY VOTING	It is important that your shares of stock be represented and voted at the meeting. Please MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.

Any proxy may be revoked at any time prior to its exercise at the meeting.

April 9, 2003	DOUGLAS J. BABB Secretary

ANSWERS TO FREQUENTLY ASKED QUESTIONS
PROPOSALS YOU MAY VOTE ON
1. ELECTION OF DIRECTORS
2. APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS
3. AMENDMENT AND RE-APPROVAL OF THE ANNUAL INCENTIVE PLAN
NOMINEES FOR THE BOARD OF DIRECTORS
BOARD OF DIRECTORS -- COMMITTEES DURING 2002
BOARD OF DIRECTORS -- COMPENSATION
How was the Board compensated in 2002?
What are the non-employee director stock-based programs?
SECURITY OWNERSHIP OF MANAGEMENT
BEVERLY ENTERPRISES, INC. AUDIT AND COMPLIANCE COMMITTEE REPORT
NOMINATING AND COMPENSATION COMMITTEE REPORT ON 2002 EXECUTIVE COMPENSATION
Compensation Practices
Base Salary
Annual Incentive Compensation
Long-Term Incentive Compensation
Response to Tax Laws Limiting Deductions for Compensation
Table of Equity Compensation Plan Information
Retirement Benefits
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTIONS/SAR GRANTS IN 2002
AGGREGATED OPTIONS/SAR EXERCISES IN 2002 AND FISCAL YEAR-END OPTIONS/SAR VALUES
PERFORMANCE GRAPH
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS
OTHER MATTERS
APPENDIX A: ANNUAL INCENTIVE PLAN AND AMENDMENT

PROXY STATEMENT FOR

BEVERLY ENTERPRISES, INC.
2003 ANNUAL STOCKHOLDERS MEETING

ANSWERS TO FREQUENTLY ASKED QUESTIONS

1.	Q.	Why am I receiving these proxy materials?

	A.	Beverly’s Board is asking for the right to vote your shares as your proxy or agent at the Annual Meeting. Acting as your proxy, a member of the Proxy Committee, appointed by the Board, will vote your shares as you instruct on your proxy card. This proxy statement includes a discussion about the issues to be voted on. Each share you own is entitled to one vote on each matter considered at the Annual Meeting.

2.	Q.	What may I vote on?

	A.	(1) Election of directors.
(2) Appointment of our independent auditors for 2003.
(3) Amendment and Re-Approval of the Annual Incentive Plan.

3.	Q.	What vote is required to approve each proposal?

	A.	(1) Election to the Board

• The eight nominees who receive the most votes will be elected.
• If you don’t vote or indicate “withhold authority” for a particular nominee on your proxy card, your shares will not count either “for” or “against” the nominee.

(2) Appointment of Independent Auditors and
(3) Amendment and Re-Approval of the Annual Incentive Plan

• The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the appointment of the independent auditors for 2003, and the amendment and re-approval of the Annual Incentive Plan
• If you “abstain” from voting, it has the same effect as if you voted “against” the proposal.

4.	Q.	How does the Board recommend I vote on the proposals?

	A.	The Board recommends a vote FOR each director nominee, FOR the appointment of Ernst & Young LLP as independent auditors for 2003 and FOR the amendment and re-approval of the Annual Incentive Plan.

5.	Q.	Who is entitled to vote?

	A.	Stockholders as of the close of business on the Record Date are entitled to vote. As required by Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting on May 22, 2003, and for 10 days prior to the meeting, during normal business hours at Beverly’s corporate office located at One Thousand Beverly Way, Fort Smith, Arkansas.

6.	Q.	Does holding my stock in a brokerage account affect my entitlement to vote?

	A.	If your shares are held in a brokerage account, your broker or a custodian is shown on our books as the stockholder and the person entitled to vote the shares. Under the rules of the New York Stock Exchange, your broker is required to seek instructions from you on how to vote the shares of your stock. You received this proxy statement and Beverly’s annual report along with the request for instructions on how to vote from your broker, who we supplied and paid to distribute this information.

7.	Q.	What happens if I don’t instruct my broker how to vote?

	A.	Under the current rules of the New York Stock Exchange, your broker can vote your shares without your instructions on each of the proposals.

8.	Q.	What happens if I do not vote the shares registered in my name?

	A.	If your shares are held in a registered account maintained by the transfer agent, The Bank of New York, your shares will not be voted or considered in the determination of a quorum.

There is a risk to your account if you do not vote your shares. The risk relates to the abandoned property law. This is a law that has been adopted by all states. It provides for the state to take possession of property abandoned by its owner. This law presumes that, where there is a lack of communication between you and the transfer agent for a specified period of time, you have abandoned the account. Once this presumption arises, the transfer agent is required to attempt to contact you, but if the attempt is unsuccessful, it must transfer the stock in your account to the state of your last known address, as shown on the records of the transfer agent. If the shares in your account are transferred to the state, the certificate you are holding will be canceled, and you will no longer be a stockholder. The only way to have your stock ownership reinstated is to contact the state holding your stock.

To avoid these consequences, make sure you contact the transfer agent with any change of address so that you will be assured of receiving communication from us and the transfer agent. Signing and returning the enclosed proxy card is a way to make sure communication is established.

9.	Q.	What is a “quorum”?

	A.	A “quorum” is a majority of the issued and outstanding shares. As of the Record Date, there were 104,716,012 shares of Beverly stock issued and outstanding, all of one class and each having one vote. There must be at least 52,358,007 shares present or represented by proxy at the Annual Meeting for it to be held. If you vote by proxy card, your shares will be considered part of the quorum.

10.	Q.	How do I vote?

	A.	Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR all proposals set forth in this proxy statement by a member of the Proxy Committee. The members of the Proxy Committee are: Douglas J. Babb, William R. Floyd and Jeffrey P. Freimark.

11.	Q.	May I revoke my proxy?

	A.	If you give a proxy, you can revoke it at any time before your shares are voted. You can revoke in any one of three ways:

• submit a valid, later-dated proxy card,
• notify Beverly’s Secretary, in writing, before the Annual Meeting that you have revoked your proxy or
• vote in person at the Annual Meeting.

12.	Q.	What does it mean if I get more than one proxy card?

	A.	If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all of your shares are voted.

We encourage you to have all accounts registered in the same name and address (whenever possible), as a means of helping Beverly reduce costs. You can accomplish this by contacting our transfer agent, The Bank of New York, at the following address:

The Bank of New York
Shareholders Relations Department
11E P.O. Box 11258
Church Street Station
New York, NY 10286
E-Mail: shareowner-svcs@bankofny.com
Phone: 1-800-524-4458
Web Site: http://www.stockbny.com

Consolidating accounts is also helpful in avoiding the abandoned property problem discussed in Question and Answer 8.

13.	Q.	Who will count the votes?

	A.	Representatives of The Bank of New York, acting as independent tabulator, will count the votes. John G. Arena, an officer of Beverly, will act as the inspector of elections.

14.	Q.	How will voting on any other business be conducted?

	A.	Although we do not know of any business to be conducted at the Annual Meeting other than the proposals described in this proxy statement, if any other business is presented, your signed proxy card gives authority to each member of the Proxy Committee to vote on such matters at his discretion.

15.	Q.	How do I vote if I participate in the Employee Stock Purchase Plan?

	A.	Computershare, as administrator of the plan, is the record holder of the shares. Your shares are held in a nominee position with Computershare’s broker dealer, Merrill Lynch. Computershare will seek instructions from you on how to vote and convey them to Merrill Lynch, who in turn will vote the shares.

16.	Q.	Who can attend the Annual Meeting?

	A.	All stockholders of record on the Record Date can attend. If your stock is held through a broker and you would like to attend, please bring a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker) to the Annual Meeting.

17.	Q.	Who are the largest principal stockholders?

	A.	Beneficial owners of Beverly stock in excess of 5% of the outstanding shares as of December 31, 2002 are required to file reports showing the number of shares owned on December 31, 2002, with the Securities and Exchange Commission (the “SEC”) and send a copy to Beverly. Based solely on those reports, the stockholders beneficially owning 5% or more of the outstanding shares are:

• ICM Asset Management, Inc. 601 W. Main Ave., Suite 917 Spokane, WA 99201 10,916,040 shares or 10.41% as of December 31, 2002

• Merrill Lynch & Co., Inc. 4 World Financial Center New York, NY 10080 9,808,226 shares or 9.35% as of December 31, 2002

• Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401 7,784,445 shares or 7.42% as of December 31, 2002

• Strong Capital Management, Inc. 100 Heritage Reserve Menomonee Falls, WI 53051 6,028,377 shares or 5.75% as of December 31, 2002

• Mellon Financial Corporation One Mellon Center 500 Grant Street Pittsburgh, PA 15258 5,791,404 shares or 5.52% as of December 31, 2002

18.	Q.	When are the stockholder proposals for the 2004 annual meeting due?

	A.	All stockholder proposals to be considered for inclusion in next year’s proxy statement must be submitted in writing for receipt by December 9, 2003. They should be sent to the Secretary, Beverly Enterprises, Inc., One Thousand Beverly Way, Fort Smith, AR 72919.

Additionally, Beverly’s advance notice by-law provision requires that any stockholder proposal to be presented from the floor of the 2004 annual meeting be received by the Secretary seventy-five (75) days before the meeting. It is currently expected that the 2004 annual meeting will be held on May 20, 2004. If this is the date set by the Board, stockholder proposals to be presented will be due by March 6, 2004. Proposals may be presented from the floor only after a determination has been made that it is a proper matter for consideration.

19.	Q.	Can a stockholder nominate someone to be a director?

	A.	As a stockholder, you may recommend any person as a nominee for director by writing to the Chairman of the Nominating and Compensation Committee of the Board, c/o the Secretary at the address above. The recommendations must be accompanied by the following information:

• name and address of the nominating stockholder,
• a representation that the nominating stockholder is a record holder,
• a representation that the nominating stockholder intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified,
• information regarding each nominee that would be required to be included in a proxy statement,
• a description of any arrangements or understandings between the nominating stockholder and the nominee and
• the consent of each nominee to serve as a director, if elected.

20.	Q.	Could other matters be decided at the annual meeting?

	A.	We have been notified by John W. MacKenzie that he intends to raise a matter at the meeting proposing a policy of expensing in Beverly’s annual income statement the costs of all future stock options issued by Beverly. If the matter is raised at the meeting, the Proxy Committee will vote the proxies for which it is the proxy holder AGAINST this proposal. We do not know of any other matters that will be considered at the Annual Meeting. If any other matters arise at the annual meeting, the proxies will be voted at the discretion of the proxy holders.

21.	Q.	How much did this proxy solicitation cost?

	A.	Georgeson & Company was hired to assist in the distribution of proxy materials and solicitation of votes for $10,000.00, plus out-of-pocket expenses. We also reimburse brokerage houses for out-of-pocket costs. A few Beverly officers and employees may also participate in the solicitation, without additional compensation.

22.	Q.	How can I obtain copies of Beverly’s periodic and current reports filed with the Securities and Exchange Commission?

	A.	Our periodic and current reports are available, free of charge, on Beverly’s website at http://www.beverlycares.com as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

PROPOSALS YOU MAY VOTE ON

1. ELECTION OF DIRECTORS

      There are eight current directors as nominees for re-election. Detailed information on each nominee is provided on page 10. Each director is elected annually and serves a one-year term until the next annual meeting and until his or her successor is elected and qualified. Except as otherwise specified on your proxy card, proxies will be voted for the election of all nominees.

      If a nominee becomes unable to stand for re-election, the Board may reduce the number of directors or designate a substitute that it believes will carry on our present policies. If a substitute is designated, proxies voted for the original nominee will be cast for the substitute.

Your Board unanimously recommends a vote FOR each of these nominees.

2. APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

      The Audit and Compliance Committee and the Board have appointed, subject to your approval, Ernst & Young LLP as our independent auditors for 2003. Ernst & Young LLP has unrestricted access to the Audit and Compliance Committee to discuss audit findings and other financial matters. Representatives of Ernst & Young LLP will attend the Annual Meeting to answer appropriate questions. They may also make a statement if they desire to do so.

Audit Fees

      Ernst & Young LLP fees for the 2002 annual audit and the 2001 audit were $1,067,000 and $1,156,000, respectively, including fees associated with the reviews of Beverly’s quarterly reports on Form 10-Q and consents on registration statements filed with the SEC.

Audit-Related Fees

      Audit-related fees paid to Ernst & Young LLP in 2002 and 2001 were $1,312,000 and $1,138,000, respectively. Audit-related services generally include employee benefit plan audits, statutory and affiliate audits, agreed-upon compliance attestation procedures under Beverly’s Corporate Integrity Agreement with the Office of Inspector General and consultation on accounting and financial reporting matters.

Tax Fees

      Tax fees paid to Ernst & Young LLP in 2002 and 2001 were $176,000 and $236,000, respectively. Tax services rendered to Beverly primarily include tax return compilation reviews, state tax planning assistance and consultations on tax matters.

All Other Fees

      All other Ernst & Young LLP fees were $105,000 in 2002 and $176,000 in 2001. These fees included fees for human resource benefit consulting and risk management advisory services in 2002, and an accounts payable recovery project in 2001.

      The Audit Committee has determined that the provision of these services is compatible with maintaining Ernst & Young LLP’s independence.

Your Board unanimously recommends a vote FOR Ernst & Young LLP’s appointment as our independent auditors for 2003.

3. AMENDMENT AND RE-APPROVAL OF THE ANNUAL INCENTIVE PLAN

      On May 28, 1998, our stockholders approved our Annual Incentive Plan so that grants under the Annual Incentive Plan may satisfy the requirements for performance-based compensation within the meaning of

Section 162(m) of the Internal Revenue Code. Section 162(m) imposes limits on the deductibility of compensation to our named executive officers in excess of $1 million, unless such compensation qualifies as “performance-based” compensation under Section 162(m).

      Section 162(m) and its related regulations require that stockholders approve the material terms of incentive compensation plans every five years if we have the ability to change performance targets from year to year. Under our Annual Incentive Plan, we do have the ability to adjust performance targets annually. Failure of our stockholders to re-approve the Annual Incentive Plan could result in awards under the Annual Incentive Plan not being deductible by us. Accordingly, the Board recommends that stockholders vote FOR the amendment to, and re-approval of, the Annual Incentive Plan. Except for the modifications noted below, the Annual Incentive Plan is identical to the Plan previously approved.

      The following discussion summarizes certain provisions of the Annual Incentive Plan. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Annual Incentive Plan, and the Amendment to the Annual Incentive Plan discussed below, a copy of each is attached as Appendix A to this proxy statement.

Summary Description of the Plan

      Purpose. The Annual Incentive Plan is intended to provide participants with performance-based incentive awards for their contributions to our success, and to do so through an ongoing program designed to reinforce our strategic plan and related financial and operating objectives.

      Eligibility and Participation in the Plan. All of our affiliates’ and subsidiaries’ executives and other key employees are eligible to be selected for participation under the Annual Incentive Plan. The Nominating and Compensation Committee of the Board has the full and final authority, in its discretion, to determine those executives and other key employees who will be designated as participants under the Annual Incentive Plan. The Nominating and Compensation Committee will from time to time establish participation criteria for the selection of participants. No person will automatically be entitled to participate under the Annual Incentive Plan for any plan year (which is the calendar year). Directors who are not our employees or employees of our subsidiaries or affiliates are not eligible for participation under the Annual Incentive Plan. There are approximately 1,500 executives and other key employees currently participating in the Annual Incentive Plan.

      Certain of our executive officers who are described in Section 162(m) (i.e., our named executive officers under SEC rules) could from time to time become participants under the Annual Incentive Plan. To satisfy the requirements of Section 162(m), which governs deductibility of compensation in excess of $1 million, there are various, generally more restrictive, provisions of the Annual Incentive Plan that apply to participants described under Section 162(m), and not to other participants who are not described under that section of the Internal Revenue Code. The Nominating and Compensation Committee must designate participants fitting the description of Section 162(m) for Annual Incentive Plan participation prior to the beginning of each plan year, or by such later date as may be permitted under Section 162(m).

      Administration. The Nominating and Compensation Committee of the Board administers the Annual Incentive Plan. The Nominating and Compensation Committee has full power to administer and interpret the Annual Incentive Plan to carry out its purposes, as well as, to designate participants and determine the conditions under which we grant awards under the Annual Incentive Plan. We will indemnify, to the extent permitted by applicable law, the members of the Nominating and Compensation Committee against liabilities and expenses, including attorneys’ fees, which they may reasonably incur in the defense of any action, suit or proceeding to which they may be a party by reason of any action taken or failure to act under the Annual Incentive Plan.

      Annual Award Program. Within 90 days of the beginning of each plan year, the Nominating and Compensation Committee, in its sole discretion, will establish the standards, goals, targets, performance measures, evaluation criteria and guidelines that will be applicable in making awards under the Annual Incentive Plan for the plan year. Such performance measures may include individual targets and maximum incentive opportunities, as well as performance goals and measurements applicable to individuals, groups of participants or company-wide performance.

      Such performance measures may also include alternate and multiple targets or standards, and will be based on one or more of the following criteria: quality, income, growth, revenue, return, shareholder value and/or strategic/operating measures.

      The Nominating and Compensation Committee must establish all performance measures applicable to participants described under Section 162(m) of the Code in writing prior to the beginning of each plan year, or by such other later date as may be permitted under Section 162(m). Such performance measures must also be objective, must state in terms of an objective formula or standard the method for computing the amount of compensation payable if the participant attains the performance measure and must satisfy the third party “objectivity” standards under Section 162(m). Additionally, all performance measures applicable to participants described under Section 162(m) must not allow for any discretion to increase an award above the limits provided for in the Annual Incentive Plan as they are applied to the performance measures due to the satisfaction of a performance goal. Discretion to lower such an award is permitted, provided that any such reduction does not result in an increase in the amount payable to another participant described under Section 162(m).

      Award Determination; Eligibility for Award. The Nominating and Compensation Committee will approve individual awards to participants each plan year. Such determinations will be in accordance with the performance measures established by the Nominating and Compensation Committee for the plan year. To be eligible to receive an award for a plan year, a participant must:

•	be our employee, or an employee of one of our subsidiaries or affiliates, on the date the Nominating and Compensation Committee approves the actual award pursuant to the Annual Incentive Plan, or, for participants subject to 162(m), certifies that applicable performance requirements have been satisfied (prior to 2003, the employee had to be employed on the last day of the plan year),

•	have retired, died or incurred a disability before the date referred to immediately above, or

•	have terminated employment before the date referred to in the first bullet point above for another reason recognized by the Nominating and Compensation Committee, in its sole discretion.

      If an eligible participant dies, but otherwise would have been entitled to the payment, we will make award payments to the deceased participant’s beneficiary.

      The payment of any award to an eligible participant described under Section 162(m) is contingent upon that participant attaining the performance measures applicable to that participant. Prior to the payment of any award to such a participant, the Nominating and Compensation Committee must certify in writing that the performance measures applicable to that participant have been satisfied.

      Payment of Award. The Nominating and Compensation Committee will determine the time and form of payment of all awards under the Annual Incentive Plan. Award payments will be made after the close of a plan year, and payments will normally be in a lump sum, although a different form could be directed by the Nominating and Compensation Committee. The Nominating and Compensation Committee will also designate whether an award payment is to be made in cash, our Common Stock or a combination of the two. To the extent any award under the Annual Incentive Plan is paid in our Common Stock, such payment will be considered to be an award under our 1997 Long-Term Incentive Plan, and the terms and provisions of such plan, including any transfer, vesting or sale restrictions, will also apply to that award.

      Other Benefits. The Nominating and Compensation Committee may from time to time award a special benefit to a participant not described in Section 162(m), in addition to and separate from any other award granted in accordance with the performance measures for a plan year. The Nominating and Compensation Committee will designate the time and form of payment for any such special award.

      Plan Funding and Limitation on Benefits. We will pay all amounts due to participants under the Annual Incentive Plan from our general assets and the general assets of our participating subsidiaries and affiliates. The aggregate amount of awards payable under the Annual Incentive Plan will equal the sum of all required award payments. The Nominating and Compensation Committee may from time to time establish an incentive award pool for making awards under the Annual Incentive Plan, provided that the sum of the individual benefit percentages payable under the pool does not exceed 100 percent. The maximum award that we may pay to any participant described under Section 162(m) of the Code is 200 percent (prior to 2003, 150 percent) of such participant’s base salary for the plan year.

      Amendment and Termination of the Plan. The Nominating and Compensation Committee may amend or modify the Annual Incentive Plan at any time, including amendments deemed necessary or desirable to correct any defect or supply an omission or reconcile any inconsistency in the Annual Incentive Plan or in any award granted under the plan. Any amendment or modification of the Annual Incentive Plan will not require stockholder approval, except to the extent that such approval is required pursuant to the rules under Section 16 of the Securities and Exchange Act of 1934, the Internal Revenue Code, under rules and regulations of the exchange or system on which our Common Stock is listed or reported, or pursuant to other applicable laws, rules or regulations. The Board may terminate the Annual Incentive Plan at any time, in which event no further awards or other benefits will accrue under the Annual Incentive Plan. No amendment, termination or modification of the Annual Incentive Plan may in any manner affect awards granted before such amendment, termination or modification without the consent of the affected participant.

      Estimate of Benefits. We are not currently able to determine the amounts that we will pay pursuant to the Annual Incentive Plan.

      Summary Description of Amendment. As indicated above, the Annual Incentive Plan has been amended in five (5) respects and one technical wording change has been made. First, the participants must now be employed on the date the Nominating and Compensation Committee approves their actual award, or, for participants subject to 162(m), certifies that applicable performance requirements have been satisfied, usually in the first quarter of the next year, following the Plan Year in question. Previously, the employee only had to remain employed as of the last day of the Plan Year in question in order to be eligible for a payment. Second, the maximum Annual Incentive Plan Award has been changed from 150% to 200% of base salary. Third, the $1.2 million limit on Annual Incentive Plan Awards has been eliminated. Fourth, participants’ beneficiaries for purposes of the Annual Incentive Plan will be the same individuals designated for purposes of Beverly’s group term life insurance coverage. Previously, participants were permitted to designate separate beneficiaries for purposes of the Annual Incentive Plan. Fifth, the criteria on which the performance measures are based have changed to the items noted under the Annual Award Program heading above. Previously, the criteria included references to specific items, such as earnings per share, return on equity, stock price, revenue growth, cash flow, operating margins, economic value added, return on assets and internal budgets.

Federal Income Tax Consequences

      Under the present federal income tax regulations, participants generally will realize ordinary income equal to the amount of the award received in the year of receipt. We will receive a deduction for the amount of ordinary income recognized by the participant, provided that with respect to the participants described in Section 162(m) of the Internal Revenue Code, the Annual Incentive Plan satisfies the requirements of 162(m) or, alternatively, the total deductible compensation paid to such individuals during the applicable year does not exceed $1 million. In general, it is our intention to apply and administer the Annual Incentive Plan in a manner that maximizes the deductibility of compensation we pay under Section 162(m).

      Your Board unanimously recommends that you vote FOR the amendment and re-approval of the Annual Incentive Plan. If the stockholders do not re-approve the Annual Incentive Plan, the Plan will not go into effect and the Board will consider whether to adopt some alternative arrangement based on its assessment of Beverly’s needs.

NOMINEES FOR THE BOARD OF DIRECTORS

	(1) Principal Occupation or Employment		Director
Name	(2) Other Business Affiliations	Age	Since

William R. Floyd	(1) President since April, 2000, Chief Executive Officer since February, 2001 and Chairman since December, 2001 of Beverly Enterprises, Inc. Former Chief Executive Officer of Choice Hotels International from 1996 to 1998. Former Senior Vice President, Operations of Taco Bell Corporation from 1995 to 1996.	58	2000

	(2) Director, Compex Technologies, Inc.

John D. Fowler, Jr.	(1) President and Director of Large Scale Biology since November, 2001. Former Managing Director of Healthcare Group at J.P. Morgan & Company from 1998 to 2001. Managing Director and Co-Head, Health Care Group, Salomon Brothers, Inc. from 1992 to 1998.	45	February 2002

James R. Greene	(1) Director and consultant to various U.S. and international businesses since 1986.	81	1991

	(2) Director, Bank Leumi and Buck Engineering Company.

Edith E. Holiday	(1) Attorney. Former Assistant to the President of the United States and Secretary of the Cabinet. Former General Counsel, United States Department of the Treasury.	51	1995

	(2) Director, Amerada Hess Corporation, Canadian National Railway Company, Hercules Incorporated, H.J. Heinz Company and RTI International Metals, Inc. Director or trustee of various investment companies in the Franklin Templeton group of funds. Operating Trustee of TWE Holdings I, II & III Trusts.

John P. Howe, III, M.D.	(1) President and Chief Executive Officer of Project Hope since May, 2001. Former President of The University of Texas Health Center at San Antonio from 1985 to 2001.	60	2001

	(2) Director, Southwest Foundation for Biomedical Research and San Antonio Medical Foundation.

James W. McLane	(1) President, Chief Executive Officer and Director of Healthaxis Inc. since February, 2001 and Chairman since July, 2001. Former President, Chief Operating Officer and Director of NovaCare, Inc. from 1997 to 2000. Former Executive Vice President of Aetna, Inc. and CEO of Aetna Health Plans from 1991 to 1996.	64	2000

Donald L. Seeley	(1) Director, Applied Investment Management Program, Department of Finance, University of Arizona since 2000. Former Vice Chairman and Chief Financial Officer of True North Communications from 1997 to 2000.	59	April 2002

Marilyn R. Seymann, Ph.D.	(1) President and Chief Executive Officer, M One, Inc., a management, risk and information systems consulting firm for financial institutions.	60	1995

	(2) Director, Community First Bankshares, Inc., NorthWestern Corporation and Maximus, Inc.

BOARD OF DIRECTORS — COMMITTEES DURING 2002

			Audit and		Nominating and
Name	Board		Compliance		Compensation	Quality

Johnston C. Adams, Jr.	X				X
William R. Floyd	X	*
John D. Fowler, Jr.	X		X
James R. Greene	X		X			X
Edith E. Holiday	X				X	X	*
John P. Howe, III, M.D.	X				X	X
James W. McLane	X		X
Donald L. Seeley	X		X	*
Marilyn R. Seymann, Ph.D.	X				X *	X
Number of Meetings in 2002	15		9	(a)	6	5

(a)	During 2002 the Audit and Compliance Committee held six meetings in person and three telephonically.

X	Member

*	Chairperson

COMMITTEE FUNCTIONS

AUDIT AND COMPLIANCE:	• oversees the financial reporting process
• recommends appointment of independent auditors
• reviews scope and results of audit plans and accounting practices
• oversees internal audit function
• oversees compliance function and reporting under the Corporate Integrity Agreement
• issues Audit and Compliance Committee Report (see p. 14)

NOMINATING AND COMPENSATION:	• reviews compensation matters related to senior officers
• oversees compensation and benefits programs, policies and practices
• approves goals for incentive plans and evaluates performance
• issues Nominating and Compensation Committee Report (see p. 15)
• identifies and recommends candidates for election to Board
• establishes procedures and criteria for nomination
• administers self-evaluation
• oversees corporate governance guidelines
• evaluates directors, nominees and the Chief Executive Officer

QUALITY:	• monitors quality of service • reports progress to the Board

Each director attended at least 75% of all meetings of the Board and any committees to which the director was assigned.

BOARD OF DIRECTORS — COMPENSATION

How was the Board compensated in 2002?

•	Employee directors received no additional compensation, other than their normal salary and expense reimbursement, for serving on the Board or its committees.

•	Non-employee directors received:

•	Annual stock option grant of 11,000 shares;
•	$35,000 annual retainer fee;
•	From January to June 2002, $1,000 for each Board or committee meeting attended in person or $500 by telephone;
•	From June to December 2002, $1,000 for each Board or committee meeting attended in the manner in which attendance was requested or $500 for attending in any other manner;
•	$1,000 for chairing a committee meeting attended or $500 by telephone;
•	Right to defer cash compensation in exchange for deferred share units, plus a 25% Beverly match or deferred cash units;
•	Annual grant of 675 deferred share units; and
•	Reimbursement for out-of-pocket costs.

•	In 2002, non-employee directors, as a group, received $394,995 in cash, $222,405 credited as deferred share units, which includes Beverly’s match, and $9,579 credited as deferred cash units.

What are the non-employee director stock-based programs?

•	Non-Employee Directors Stock Option Plan:

•	The annual grant of an option to purchase 11,000 shares of Beverly stock that vests one year from the grant date. Grants are made at fair market value as of the grant date.

•	Non-Employee Director Deferred Compensation Plan:

•	Non-employee directors are permitted to defer all or a portion of their cash compensation. Deferred compensation is designated as share units, cash units or a combination of both. If the compensation is deferred as share units, 25% of the amount deferred is matched. Each share unit has a value equivalent to one share of Beverly stock. Cash units accrue interest.
•	Distributions will be made in shares of Beverly stock unless the Board approves a payment in cash. Distributions start upon retirement, termination, death or disability.
•	An annual grant of 675 deferred share units is made.

SECURITY OWNERSHIP OF MANAGEMENT

       The following table sets forth, as of the Record Date, the amount of Beverly stock beneficially owned by each director, each executive officer named in the Summary Compensation Table, except Mr. Stephens who was not an executive officer on March 31, 2003, because he retired from Beverly on December 31, 2002, and all directors and executive officers as a group. Mr. Adams is included on this table because he was a director on March 31, 2003; however, he will not be running for re-election to the Board of Directors in 2003.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

	Sole
	Voting	Options					Percentage
	and	Exercisable	Other				of
	Investment	Within	Beneficial	Deferred			Common
	Power	60 Days	Ownership(1)	Compensation		Total	Stock

Johnston C. Adams, Jr.	0	1,833	0	23,635	(3)	25,468	*
Douglas J. Babb	20,000	166,200	0	0		186,200	*
David R. Devereaux	91,437 (2)	121,153	0	0		212,590	*
William R. Floyd	198,091	675,000	0	0		873,091	*
John D. Fowler, Jr.	5,000	3,667	0	24,753	(3)	33,420	*
Jeffrey P. Freimark	0	37,500	6,450	0		43,950	*
James R. Greene	8,875	31,250	0	60,530	(3)	100,655	*
Edith E. Holiday	800	34,625	200	22,752	(3)	58,377	*
John P. Howe, III, M.D.	0	10,083	0	16,306	(3)	26,389	*
James W. McLane	0	12,968	0	11,887	(3)	24,855	*
Donald L. Seeley	23,000	1,833	0	0		24,833	*
Marilyn R. Seymann, Ph.D.	1,000	34,625	0	21,258	(3)	56,883	*
All Directors and Executive Officers as a Group (24 persons)	713,708 (2)	1,586,062	16,900	181,121		2,497,791	2.39%

*	Percentage of Beverly stock owned does not exceed 1%.

(1)	Shares owned by family members.

(2)	Includes shares allocated through participation in the Employee Stock Purchase Plan.

(3)	Shares credited under the Non-Employee Director Deferred Compensation Plan.

BEVERLY ENTERPRISES, INC.

AUDIT AND COMPLIANCE COMMITTEE REPORT

       The Audit and Compliance Committee currently consists of four independent (as defined by current New York Stock Exchange listing standards) non-employee directors.

      A copy of the written charter for the Audit and Compliance Committee was filed with the SEC with last year’s proxy statement. The Audit and Compliance Committee reviewed and assessed the adequacy of the written charter on March 19, 2003. The Audit and Compliance Committee oversees Beverly’s financial reporting process on behalf of the Board. Management has primary responsibility for the financial statements and reporting process, including systems of internal control. Beverly’s independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States. The Audit and Compliance Committee’s responsibility is to monitor and review the processes. It is not the Audit and Compliance Committee’s duty nor our responsibility to conduct auditing or accounting reviews or procedures.

      In this context, the Audit and Compliance Committee has reviewed and discussed the audited financial statements with management and the independent auditors. We have discussed the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as may be modified or supplemented, with the independent auditors. In addition, we have received the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with the Audit Committees) from the independent auditors and discussed their independence from Beverly and its management and considered whether the independent auditors’ provision of non-audit services to Beverly is compatible with the auditors’ independence.

      In reliance on the reviews and discussions referred to above, we recommended to the Board, and the Board has approved, that the audited financial statements be included in Beverly’s Annual Report on SEC Form 10-K for the year ended December 31, 2002.

      The Audit and Compliance Committee also oversees Beverly’s compliance and reporting to the Office of Inspector General of the Department of Health and Human Services (“OIG”), under the Corporate Integrity Agreement entered into by Beverly and the OIG in February, 2000.

AUDIT AND COMPLIANCE COMMITTEE

Donald L. Seeley, Chairperson
James W. McLane
John D. Fowler, Jr.
James R. Greene

BEVERLY ENTERPRISES, INC.

NOMINATING AND COMPENSATION
COMMITTEE REPORT
ON 2002 EXECUTIVE COMPENSATION

       The Nominating and Compensation Committee of the Board currently consists of four non-employee directors. Our objective is to develop executive compensation policies that are directly aligned with Beverly’s strategic goals and tie pay to performance and to stockholder value creation. We also approve the design of Beverly’s broad-based compensation programs, evaluate their effectiveness and authorize new plans and strategies, as appropriate.

Compensation Practices

      To accomplish this objective, on October 10, 2001, we adopted the following compensation philosophy:

•	quality of care will always be a key criteria in the formulation of incentive compensation;

•	competitive market for executive talent is national and multi-industry in scope;

•	pay should position salary around the competitive market median and target incentive pay around the 75th percentile, with opportunity to exceed this level with strong performance;

•	pay should consist of cash and stock-based vehicles;

•	pay is tied to performance;

•	pay should reflect significant upside for exceeding goals; and

•	individual contributions should be recognized.

      We rely on information from a number of sources to assist us in implementing this philosophy. We work with an executive compensation consulting firm selected by the Nominating and Compensation Committee that provides guidance on industry practices and assists in valuing various forms of compensation. We evaluate competitive compensation practices and amounts by considering data assembled by the compensation consultant. The information provided to us for this purpose looks at companies in the service industry and the healthcare services industry with comparable revenues, employee size and market capitalization. Finally, we receive input from Beverly’s Chief Executive Officer regarding the elements of compensation and the overall compensation packages that he recommends for other executive officers.

      Executive compensation at Beverly consists of four primary elements: base salary, annual incentive compensation, long-term incentive compensation in the form of stock-based vehicles and retirement benefits.

Base Salary

      We regularly review the base salary of Beverly’s corporate officers. In addition to considering the median salaries for comparable positions at the other companies reflected in the competitive market information, we also consider the level and scope of responsibility, experience and performance of individual officers, as well as relative salary levels among Beverly’s officers. However, we do not assign a specific weight to each of these factors.

      At our February 13, 2003, meeting, at the recommendation of management, we deferred our annual review of merit increases to base salaries of corporate officers until a later date to be determined by the Nominating and Compensation Committee.

Annual Incentive Compensation

      On February 13, 2003, we evaluated performance-based compensation available under the Beverly Enterprises, Inc. Annual Incentive Plan, dated effective January 1, 1998, for corporate and subsidiary management. The financial performance measurement used was operational earnings per share, excluding the effect of certain actions anticipated to be taken during the year. All executive officers were required to submit personal objectives that we could use to exercise discretion to reduce an award otherwise earned by up to 30%. Subsidiary management was also to be reviewed for possible reduction in awards, based on results of a business unit score card. For all participants, we have established quality of care criteria to be used in the exercise of our discretion to reduce an award otherwise earned.

      Each executive officer participating in the Annual Incentive Plan, including those listed in the Summary Compensation Table, has a target and maximum annual incentive opportunity expressed as a percentage of annual base salary. Target opportunities for executive officers for 2002 ranged from 55% to 115% of annual base salary.

      In evaluating the 2002 incentive award for the Chief Executive Officer, we determined that, despite Beverly’s improved performance for the year, the target financial performance measurement was not attained due to the influence of external factors. Accordingly, Mr. Floyd did not receive a bonus for 2002.

Long-Term Incentive Compensation

      We strongly believe that stock-based compensation in the form of employee stock options creates a direct link between the long-term financial interests of Beverly’s executives and Beverly’s stockholders. As a matter of policy, except where we issue options in exchange for options in an acquired company, we have always granted options with an exercise price equal to the fair market value of Beverly’s stock on the date of the option grant. In that way, the options only have value if Beverly’s stock price appreciates. In certain circumstances we favor grants of restricted stock. We also recognize that stock options form an important part of competitive pay practices. In determining the size and other terms of stock option grants, we review information on competitive practices and valuations provided by our compensation consultants. Generally, performance stock option awards are made during the first quarter of a year. No stock option awards were made to executive officers during the first quarter of 2003. The stock option awards granted during the year 2002 are shown on the table entitled Options/SAR Grants in 2002.

Response to Tax Laws Limiting Deductions for Compensation

      Section 162(m) of the Internal Revenue Code generally sets a $1 million per person limit on a company’s ability to deduct compensation paid to its five most highly paid executive officers. Section 162(m) does provide an exemption to this limit for compensation that qualifies under the Code as “performance-based compensation.” The Nominating and Compensation Committee has determined that it generally should seek to retain full tax deductibility for our incentive compensation programs. Therefore, we have designed Beverly’s annual and long-term compensation programs so that compensation earned under those plans can meet the definition of “performance-based compensation.” However, in order to maintain flexibility in motivating and compensating Beverly’s executive officers, in some circumstances it may provide for or pay compensation that may not satisfy 162(m) and, therefore, may not be deductible, in whole or in part, by Beverly.

Table of Equity Compensation Plan Information

(As of December 31, 2002)

			Number of Securities
			Remaining Available
	Number of Securities		for Future Issuance
	to be Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(excluding securities
Plan Category	Warrants and Rights	Warrants and Rights	reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	9,036,700	$6.6214	2,933,703
Equity compensation plans not approved by security holders	None	None	504,746
Total	9,036,700	$6.6214	3,438,449

Retirement Benefits

      In addition to maintaining standard broad-based employee retirement benefit plans, we adopted a supplemental executive retirement plan on February 19, 1998. We select participants based on management’s recommendations. It was amended and restated, effective as of April 1, 2000. Generally, this program provides for an annual retirement income benefit equal to 50% of a covered officer’s average base salary, payable for a maximum of fifteen years upon retirement at age 65 with 15 years of eligibility after age 50. Benefits are reduced for retirement before age 65 or for less than 15 years of eligibility. This plan was modified in December, 2001 with respect to Mr. Floyd to provide a 25% per year graduated vesting schedule from Mr. Floyd’s 56th birthday, so he would be fully vested at age 60. In addition, the 5% discount per year for retirement prior to age 65 was waived for Mr. Floyd.

      New Executive Deferred Compensation Plan. Beverly’s Executive Deferred Compensation Plan was terminated as of December 31, 2002, and all vested benefits thereunder are being distributed to the participants. Effective as of December 31, 2002, the Board adopted a new Executive Deferred Compensation Plan (the “New EDC Plan”) for a select group of our management or highly compensated employees. Certain employees with base annual salary of at least $90,000 and total annual compensation (salary plus target bonus) of at least $100,000 are eligible for selection by the Nominating and Compensation Committee for participation in the New EDC Plan. The New EDC Plan is a nonqualified, unsecured deferred compensation plan, informally funded through a so-called “rabbi trust.” Effective for 2003 compensation, eligible employees can elect to defer up to 75% of their base salary and 100% of their bonus or incentive compensation each year. In addition, Beverly may make matching contributions to make up for matching contributions to the tax-qualified SavingsPlus Plan for which participants were ineligible due to various legal limits and/or their participation in the New EDC Plan. Additional discretionary contributions are also possible. In addition, due to the freezing of the Supplemental Executive Retirement Plan (“SERP”) for participants under age 56 (as well as for any new participants), Beverly will make an initial contribution to the New EDC Plan for two affected participants with vested SERP benefits, and will make ongoing, future age-weighted New EDC Plan contributions for other former SERP participants, in exchange for such participants waiving their rights under the SERP. Earnings and losses on all participant and Beverly contributions will be credited with deemed investment earnings based on participant investment elections from among 14 variable life insurance funds currently offered under the New EDC Plan.

      Participants are always vested in their own compensation deferrals. Beverly contributions generally vest after five years of combined New EDC Plan and SERP participation. Vesting is accelerated upon a change in control of Beverly. Participants can elect in-service withdrawals at a specified future date, in either a single lump-sum or, for withdrawals of $25,000 or more, in annual installments over two to five years. Non-scheduled withdrawals can also be made, but the participant will forfeit 10% of the requested withdrawal and be suspended from the New EDC Plan for the remainder of the then current year and the next following year. These penalties will not apply if the withdrawal is on account of a severe financial hardship. Upon termination of employment, participants can elect to receive either a lump sum payout or, if they have a least five years of combined New EDC Plan and SERP service and a distribution of at least $25,000, annual installments for up to 15 years. All distributions will be in cash.

NOMINATING AND COMPENSATION COMMITTEE

Marilyn R. Seymann, Ph.D., Chairperson
Johnston C. Adams, Jr.
Edith E. Holiday
John P. Howe, III, M.D.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

										Long-Term Compensation

										Awards Payouts
		Annual
		Compensation								Securities
						Other Annual				Underlying		LTIP	All Other
Name and	Fiscal	Salary		Bonus		Compensation		Restricted Stock		Options/SARs		Payouts	Compensation
Principal Position	Year	($)		($)(6)		($)		Awards ($)		(#)		($)	($)

William R. Floyd(1)	2002	835,000		—		—		1,426,250	(12)	600,000		—	36,126	(16)
Chairman of the Board	2001	664,690		600,000		13,811	(9)	—		600,000		—	10,396
President and Chief	2000	353,846		125,000		39,173	(9)	—		300,000		—	2,106
Executive Officer

Douglas J. Babb(2)	2002	377,692		—		—		—		250,000		—	10,976	(17)
Executive Vice President -	2001	345,288		200,000		47,481	(10)	—		87,400		—	7,461
Chief Administrative and	2000	236,250		60,000		28,747	(10)	—		100,000		—	1,948
Legal Officer

David R. Devereaux	2002	413,846		—		—		—		190,000		—	78,720	(18)
Chief Operating Officer -	2001	346,143		180,454		—		—		187,400		—	5,780
Beverly Health and	2000	248,154	(4)	30,000		—		223,202	(13)	43,300		—	9,182
Rehabilitation Services, Inc.

Jeffrey P. Freimark(3)	2002	415,192		150,000	(7)	49,701	(11)	—		150,000	(14)		111,889	(19)
Executive Vice President -	2001	—		150,000	(8)	—		—		150,000	(15)	—	—
Chief Financial and	2000	—		—		—		—		—		—	—
Information Officer

Bobby W. Stephens	2002	346,759		—		—		—		160,000		—	16,398	(20)
Executive Vice President -	2001	342,409		168,727		—		—		87,400		—	11,720
Procurement	2000	334,105	(5)	47,000		—		543,431	(13)	87,400		—	32,521

(1)	Mr. Floyd joined Beverly as President on April 10, 2000 and became Chief Executive Officer on February 1, 2001 and Chairman of the Board on December 31, 2001.

(2)	Mr. Babb joined Beverly on April 1, 2000.

(3)	Mr. Freimark was employed by Beverly on December 31, 2001.

(4)	Approximately seven percent of this amount was deferred into the Beverly Enterprises, Inc. Executive Deferred Compensation Plan.

(5)	Approximately three percent of this amount was deferred into the Beverly Enterprises, Inc. Executive Deferred Compensation Plan.

(6)	Bonus amounts, if any, were paid in the year following the performance.

(7)	Mr. Freimark received a guaranteed bonus of $150,000 pursuant to his employment agreement.

(8)	Mr. Freimark received a sign-on bonus of $150,000 pursuant to his employment agreement.

(9)	Relocation costs and expenses paid to or on behalf of Mr. Floyd in connection with his relocation from Pennsylvania to Arkansas.

(10)	Relocation costs and expenses paid to or on behalf of Mr. Babb in connection with his relocation from Texas to Arkansas.

(11)	Relocation costs and expenses paid to or on behalf of Mr. Freimark in connection with his relocation from New Jersey to Arkansas.

(12)	On January 2, 2002, Mr. Floyd received 175,000 shares of restricted Common Stock at a price per share of $8.15.

(13)	On August 18, 2000, Beverly exchanged shares of restricted stock for stock options that had been granted prior to 2000. The exchange rate was determined using a modified Black-Scholes valuation of the options exchanged. The closing price of Beverly stock on August 18, 2000 was $4.875. The period of restriction will lapse four years from August 18, 2000. Beverly does not currently pay dividends on its stock.

(14)	On April 4, 2002, Mr. Freimark received a non-qualified stock option to purchase 150,000 shares of common stock. The exercise price per share is $7.40. Contingent upon the satisfaction of cost-reduction performance goals, the option will vest on December 31, 2005.

(15)	On December 31, 2001, Mr. Freimark received a non-qualified stock option to purchase 103,492 shares of common stock pursuant to his employment agreement for an exercise price per share of $8.60. Twenty-five percent of this option becomes fully exercisable one year from the grant date and 25% per year thereafter, on a cumulative basis. Mr. Freimark also received as part of his employment agreement an incentive stock option to purchase 46,508 shares of common stock for an exercise price per share of $8.60. Twenty-five percent of this option becomes fully exercisable one year from the grant date and 25% per year thereafter, on a cumulative basis.

(16)	All Other Annual Compensation for Mr. Floyd consists of: (1) Executive Medical Plan $2,804; (2) Premiums Under Executive Life Insurance Plan $3,396 (a); (3) Regular Life Insurance Plan $4,051 (b); (4) Benefit Allowance $2,813 (c); (5) Use of Beverly Plane $14,201; and (6) Executive Disability Policy $8,861.

(17)	All Other Annual Compensation for Mr. Babb consists of: (1) Executive Medical Plan $5,045; (2) Premiums Under Executive Life Insurance Plan $690 (a); (3) Regular Life Insurance Plan $900 (b); and (4) Benefit Allowance $4,341 (c).

(18)	All Other Annual Compensation for Mr. Devereaux consists of: (1) Matching Contribution to Employee Stock Purchase Plan $255; (2) Executive Medical Plan $4,656; (3) Regular Life Insurance Plan $436 (b); (4) Benefit Allowance $4,346 (c); and (5) Vesting of Restricted Stock $69,027.

(19)	All Other Annual Compensation for Mr. Freimark consists of: (1) Executive Medical Plan $5,603; (2) Regular Life Insurance Plan $506 (b); (3) Benefit Allowance $2,799 (c); (4) Use of Beverly Plane $2,053; (5) Forgiveness of Debt $53,919; (6) Gross-up for taxes related to the forgiveness of debt $44,781; and (7) COBRA Reimbursement $2,228.

(20)	All Other Annual Compensation for Mr. Stephens consists of: (1) Executive Medical Plan $5,267; (2) Premiums Under Executive Life Insurance Plan $1,698 (a); (3) Regular Life Insurance Plan $1,530 (b); (4) Benefit Allowance $3,812 (c); and (5) Use of Beverly Plane $4,091.

(a)	Amount shown represents the taxable benefit under split-dollar life insurance policies. Messrs. Devereaux and Freimark did not participate in this plan.

(b)	Imputed income for life insurance provided under Beverly’s regular life insurance plan for amounts in excess of $50,000.

(c)	Reimbursement for premiums paid under regular medical and dental insurance.

OPTIONS/ SAR GRANTS IN 2002

			% of Total
	Number of		Options/
	Securities		SARs	Exercise
	Underlying		Granted to	or Base
	Options/		Employees	Price		Grant Date
	SARs		in Fiscal	Per	Expiration	Present
Name	Granted		Year	Share($)	Date	Value(5)

William R. Floyd	600,000	(1)	27.78%	8.15	1/2/12	$2,676,000
Douglas J. Babb	32,300	(2)	1.35%	5.95	2/13/12	106,267
	217,700	(3)	10.08%	5.95	2/13/12	716,233
David R. Devereaux	22,719	(2)	0.95%	5.95	2/13/12	74,746
	167,281	(3)	7.74%	5.95	2/13/12	550,354
Jeffrey P. Freimark	150,000	(4)	6.94%	7.40	4/4/12	624,000
Bobby W. Stephens	28,741	(2)	1.20%	5.95	2/13/12	94,558
	131,259	(3)	6.08%	5.95	2/13/12	431,842

(1)	Nonqualified stock option granted on January 2, 2002; 25% of this option becomes fully exercisable one year from the grant date and 25% per year thereafter, on a cumulative basis.

(2)	Incentive stock option granted on February 13, 2002; 25% of this option becomes fully exercisable one year from the grant date and 25% per year thereafter, on a cumulative basis.

(3)	Nonqualified stock option granted on February 13, 2002; 25% of this option becomes fully exercisable one year from the grant date and 25% per year thereafter, on a cumulative basis.

(4)	Nonqualified stock option granted on April 4, 2002; option will vest on December 31, 2005, contingent upon the satisfaction of cost-reduction performance goals.

(5)	The Black-Scholes option pricing method was used to calculate present value as of the respective date of grant. Beverly’s use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of the stock price. In calculating the grant date present value shown in the table, the following assumptions were made: volatility of Beverly stock based on daily quotations for the 60 months preceding the date of grant, a risk-free rate of return based on the five-year U.S. Treasury Strip Rate, and exercise five years from the grant date. Historically, no dividend has been paid on Beverly stock. Values for volatility and risk-free rate of return, by date of grant are as follows:

		Risk-Free
Date of Grant	Volatility	Return (%)

1/2/02	.592	4.51
2/13/02	.598	4.72
4/4/02	.611	4.72

AGGREGATED OPTIONS/ SAR EXERCISES IN 2002 AND FISCAL

YEAR-END OPTIONS/ SAR VALUES

      The following table sets forth certain information concerning the exercise of stock options and the value of unexercised options to purchase Beverly stock held by individuals named in the Summary Compensation Table at December 31, 2002.

					Value of
					Exercisable/Unexercisable
					In-The-Money
			Number of		Options/SARs
	Number of	Value	Exercisable/Unexercisable		at 12/31/02 in
	Shares	Realized	Options/SARs at 12/31/02		U.S. Dollars(2)
	Acquired on	in U.S.
Name	Exercise	Dollars(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

William R. Floyd	0	0	300,000	1,200,000	0	0
Douglas J. Babb	0	0	56,850	365,550	0	0
David R. Devereaux	0	0	32,675	377,200	0	0
Jeffrey P. Freimark	0	0	37,500	262,500	0	0
Bobby W. Stephens	0	0	65,550	269,250	0	0

(1)	The value realized is calculated based on the aggregate amount of the excess of the closing price of Beverly stock on the New York Stock Exchange over the relevant exercise price.

(2)	The value is calculated based on the aggregate amount of the excess of the closing price of Beverly stock on the New York Stock Exchange Composite for December 31, 2002, $2.85 over the relevant exercise prices.

PERFORMANCE GRAPH

       The following graph shows a five-year comparison of cumulative total returns for Beverly, the S&P Midcap 400 Index, the S&P Health Care Facilities Index and the Peer Group. Because the S&P Health Care (Long Term)-Super 1500 Index used as a comparison measure in last year’s proxy statement is no longer available, we have substituted it with the S&P Health Care Facilities Index, which includes companies in the same and similar lines-of-business as Beverly. For your information, we included in the following graph the cumulative total returns of the Peer Group that would have composed the S&P Health Care (Long Term)-Super 1500 Index if it was still published. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG BEVERLY ENTERPRISES, INC., THE S&P MIDCAP 400 INDEX,
THE S&P HEALTH CARE FACILITIES INDEX AND A PEER GROUP

*	$100 invested on 12/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright© 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

	1997	1998	1999	2000	2001	2002

Beverly Enterprises, Inc.	100	52	34	63	66	22
S&P Midcap 400 Index	100	119	137	161	160	136
Peer Group	100	73	40	51	59	46
S&P Health Care Facilities Index	100	80	59	97	99	72

Source: Research Data Group

EMPLOYMENT CONTRACTS, TERMINATION OF

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

       Beverly has entered into employment agreements with each of the executive officers named in the Summary Compensation Table, except that the employment agreement with Mr. Stephens has been superseded by a severance agreement as described below. These employment agreements generally provide for participation in all benefit plans, participation in the Annual Incentive Plan and severance benefits upon termination of employment in connection with a change in control, as defined, or under certain other circumstances. Generally, a “Change in Control” will be deemed to have occurred in any of the following circumstances:

(i) the acquisition of 30% or more of the outstanding voting stock of Beverly by any person or entity;

(ii) the persons serving as directors of Beverly before any contested election for the Board of Beverly, or any tender or exchange offer, merger or other business combination or sale of assets, or any combination of the foregoing (a “Transaction”), cease to make up more than 50% of the Board of Beverly or any successor to Beverly or its assets;

(iii) the consolidation or merger with any other person or entity where Beverly is not the continuing or surviving corporation;

(iv) any other person or entity consolidates with, or merges with Beverly, and Beverly is the continuing or surviving corporation and all or part of the outstanding Beverly stock is changed into or exchanged for stock or other securities of any other person or cash or any other property;

(v) Beverly is party to a statutory share exchange with any other person after which Beverly is a subsidiary of any other person; or

(vi) Beverly sells or otherwise transfers 50% or more of the assets or earning power of Beverly and its subsidiaries (taken as a whole) to any other person or entity.

      Generally, the employment agreements provide a severance benefit on termination after a Change in Control of Beverly equal to three years of base salary and target bonus, vesting in all stock-based compensation, continuation of medical, dental and disability coverage for three years and relocation reimbursement. Absent a Change in Control, if a termination of employment is initiated by Beverly without cause or by the executive for good reason, the severance benefits are based on two years instead of three years.

      In connection with a leave of absence taken by Mr. Stephens that began on October 5, 2002 in advance of his retirement on December 5, 2004, Beverly entered into a Severance Agreement and Release of Claims with Mr. Stephens. This agreement supersedes the Employment and Severance Agreement entered into on March 5, 2001, and generally provides that until December 5, 2004 Mr. Stephens will continue to receive his current base salary of $348,989 and will remain eligible to receive all benefits under the Company’s plans applicable to other executives. He will also remain eligible for an incentive compensation payment (“bonus”) based on the Company’s performance under applicable plans and associated goals subject to the discretion of the Chairman and Beverly’s Board of Directors to the same extent as other senior officers reporting to the Chairman.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Beverly’s executive officers and directors are required to file initial reports of ownership and reports of change in ownership with the SEC and furnish Beverly with copies of all Section 16(a) forms they file.

      Based solely on information provided to us by individual officers and directors, we believe that during 2002 our executive officers and directors timely complied with all filing requirements applicable to them except that William R. Floyd, chairman, James R. Greene, a director, and Blaise J. Mercadante, an executive officer, were each late in filing one Form 4 because of a delay in communicating their respective purchases of Beverly stock. David R. Devereaux, an executive officer, was late filing one Form 4 due to a clerical error.

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

       Beryl F. Anthony, who served as a Director until May 24, 2002, provided government relations consulting and legal advice to Beverly in 2002. Beverly paid Mr. Anthony $160,000 for these services in 2002.

      Harris Diamond, who served as a Director until March 6, 2002, is Chief Executive Officer of FRB/ Weber Shandwick Worldwide. During 2002, Beverly engaged FRB/ Weber Shandwick Worldwide to provide it with public relations consulting services. The fees paid to FRB/ Weber Shandwick Worldwide for 2002 were $176,903.

      Since 2001, Beverly has engaged Rhino Internet Solutions to develop corporate, business unit and facility-specific web sites for Beverly. The Rhino Internet Solutions account manager for this relationship is Rebecca Seymann, daughter-in-law of Dr. Marilyn Seymann, a director. Beverly paid Rhino Internet Solutions $182,018 in 2002.

      During 2002, Beverly engaged Silver Summit Group to provide it with consulting services relating to research and development of new business opportunities and sales and marketing strategies. The fees paid to Silver Summit Group for 2002 were $176,742. Mr. Hal Price, an executive officer, is a principal of Silver Summit Group, however, he is no longer active in that business.

      Mr. Freimark, the Chief Financial and Information Officer, was indebted to his former employer. As part of his employment agreement with Beverly, Beverly loaned Mr. Freimark $194,092.47, which was used to pay off the loan from his former employer. Such amount is the maximum principal amount of the loan. The interest rate varies based upon the federal short-term rate as published by the Internal Revenue Service. One-quarter of the principal and interest is being forgiven annually for so long as Mr. Freimark remains employed by Beverly, such that the loan will be forgiven entirely at the end of Mr. Friemark’s fourth year of employment. The amounts forgiven are being grossed-up for taxes. The principal amount outstanding as of March 31, 2003 was $140,173.58.

OTHER MATTERS

       The Board knows of no other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment.

DOUGLAS J. BABB
Secretary

April 9, 2003

Fort Smith, Arkansas

APPENDIX A

BEVERLY ENTERPRISES, INC.

ANNUAL INCENTIVE PLAN
(Effective as of January 1, 1998)

BEVERLY ENTERPRISES, INC.

ANNUAL INCENTIVE PLAN
(Effective as of January 1, 1998)

ARTICLE I. ESTABLISHMENT AND PURPOSE
1.1	Establishment of Plan	A-1
1.2	Purpose	A-1
1.3	Applicability of the Plan	A-1
1.4	Effective Date	A-1
ARTICLE II. DEFINITIONS AND CONSTRUCTION
2.1	Definitions	A-1
2.2	Gender and Number; Headings	A-2
ARTICLE III. PARTICIPATION
3.1	Participation	A-2
ARTICLE IV. ANNUAL AIP PROGRAM; ADMINISTRATION OF PLAN
4.1	Annual AIP Program	A-2
4.2	Compensation Committee	A-3
4.3	Expenses	A-4
4.4	Indemnification and Exculpation	A-4
ARTICLE V. AIP AWARDS; PAYMENT OF AWARDS
5.1	AIP Awards	A-4
5.2	Eligibility for AIP Award	A-4
5.3	Time and Form of Payment	A-5
5.4	Death of Participant	A-5
5.5	Award Payments in Stock	A-5
ARTICLE VI. FUNDING OF THE PLAN
6.1	Funding	A-5
ARTICLE VII. MERGER; AMENDMENT; TERMINATION
7.1	Merger, Consolidation, or Acquisition	A-5
7.2	Amendment	A-5
7.3	Termination	A-6
ARTICLE VIII. SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS
8.1	Provisions Applicable to Covered Participants	A-6

A-i

BEVERLY ENTERPRISES, INC.
ANNUAL INCENTIVE PLAN
(Effective as of January 1, 1998)

(Continued)

ARTICLE IX. GENERAL PROVISIONS
9.1	Shareholder Approval	A-7
9.2	Nonalienation	A-7
9.3	Beneficiary Designation	A-7
9.4	Effect on Other Benefit Plans	A-7
9.5	Employer-Employee Relationship	A-7
9.6	Incompetence	A-7
9.7	Binding on Employer, Participants and Their Successors	A-8
9.8	Status Under ERISA	A-8
9.9	Tax Liability	A-8
9.10	Severability	A-8
9.11	Applicable Law	A-8

A-ii

BEVERLY ENTERPRISES, INC.

ANNUAL INCENTIVE PLAN
(Effective as of January 1, 1998)

ARTICLE I.

ESTABLISHMENT AND PURPOSE

      1.1     Establishment of Plan. BEVERLY ENTERPRISES, INC., a Delaware corporation (“Company”) hereby establishes this incentive award plan for Participants, which plan as amended from time to time shall be known as the “BEVERLY ENTERPRISES, INC. ANNUAL INCENTIVE PLAN” (“Plan”).

      1.2     Purpose. The purpose of the Plan is to provide its Participants with performance-based incentive awards where they have contributed to their Employer’s success, and to do so through an ongoing program designed to reinforce such Employer’s strategic plan and related financial and operating objectives.

      1.3     Applicability of the Plan. The provisions of this Plan shall be applicable only with respect to those Participants who are designated for participation in this Plan from and after January 1, 1998, the effective date of this Plan.

      1.4     Effective Date. This Plan shall be effective as of January 1, 1998, subject to the approval of this Plan by the Company’s shareholders, as provided in this Section 1.4. To become effective, this Plan must be approved by the affirmative vote of the holders of a majority of shares of the common stock of the Company present, or represented, and entitled to vote at a meeting of the Company’s shareholders called for such purpose. Absent such approval prior to January 1, 1999, this Plan shall terminate and cease to be of any further force or effect and all awards hereunder shall be null and void.

ARTICLE II.

DEFINITIONS AND CONSTRUCTION

      2.1     Definitions. Whenever used as a capitalized term in the Plan, the following terms shall have the respective meanings set forth below, unless otherwise expressly provided:

(a) “Affiliate” means “affiliate” as defined in Rule 12b-2 under the Exchange Act.

(b) “AIP Award” means the annual incentive plan award approved by the Compensation Committee for an eligible Participant for a particular Plan Year, as provided in Section 5.1.

(c) “AIP Award Guidelines” means the standards, targets, performance measurement and evaluation criteria and guidelines to be used to determine AIP Awards for a particular Plan Year, as provided in Section 4.1.

(d) “AIP Program” means the program for determining the awarding of AIP Awards for a particular Plan Year, consisting of the AIP Award Guidelines for such Plan Year, as provided in Section 4.1.

(e) “Beneficiary” means the person, persons or trust designated by a Participant as provided in Section 9.3.

(f) “Board” or “Board of Directors” means the Board of Directors of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder, as the same may be amended from time to time.

(h) “Company” means Beverly Enterprises, Inc., or any successor thereto.

(i) “Compensation Committee” means the Compensation Committee of the Board of Directors, which Committee is a standing committee of such Board and meets the definition of a committee composed solely of two or more outside directors under 162(m) of the Code, and, to the extent applicable, nonemployee directors under Rule 16b promulgated under the Securities Exchange Act of 1934. The general powers, duties and responsibilities of the Compensation Committee as regards this Plan are described in Section 4.2.

(j) “Covered Participant” means a Participant who is a “covered employee” as defined in Section 162(m)(3) of the Code, or who the Compensation Committee believes will be such a covered employee for a Plan Year.

(k) “Employee” means an individual who is an employee of the Company or an Affiliate.

(l) “Employer” means the Company or any Affiliate which is participating under the Plan with the consent of the Board of Directors.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(n) “Long-Term Incentive Stock Plan” means the “Beverly Enterprises, Inc. 1997 Long-Term Incentive Plan”, as amended from time to time.

(o) “Participant” means an Employee of an Employer who has been designated as a Participant under this Plan, as provided in Section 3.1.

(p) “Plan” means the “Beverly Enterprises, Inc. Annual Incentive Plan” as set forth in this document, and as the same may be amended from time to time.

(q) “Plan Year” means the 12-month period beginning each January 1 and ending on December 31 of such year. The first Plan Year shall be the period beginning January 1, 1998 and ending December 31, 1998.

      2.2     Gender and Number; Headings. Except when otherwise indicated by the context, any masculine terminology when used in this Plan shall also include the feminine gender, and the definition of any term in the singular shall also include the plural. Headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

ARTICLE III.

PARTICIPATION

      3.1     Participation. The Employees eligible to participate hereunder include executives and other key employees of the Company. The Compensation Committee shall designate the specific Employees of each participating Employer within such eligible class who are to be the Participants under this Plan. Such designations may be based on participation criteria established by the Compensation Committee from time to time. The designation of Participants shall be made for each Plan Year, and the Participants designated for a particular Plan Year may be identified by reference to the subject Plan Year (e.g., the Participants designated for the 1998 Plan Year may be referred to as “1998 Participants”). The Compensation Committee may establish such procedures as it deems appropriate for notifying each Participant of his status as a Participant under the Plan.

ARTICLE IV.

ANNUAL AIP PROGRAM; ADMINISTRATION OF PLAN

      4.1     Annual AIP Program. For each Plan Year, the Compensation Committee shall establish the AIP Program for that Plan Year. Subject to Section 8.1, such AIP Program for the particular Plan Year shall consist of such standards, targets, performance measurement and evaluation criteria and guidelines as the Compensation Committee determines to be applicable in awarding AIP Awards for the relevant Plan Year, all of which shall collectively be known as the “AIP Award Guidelines” for that Plan Year. Subject to

Section 8.1, the AIP Program established for a particular Plan Year may include any of the following elements, as determined in the sole discretion of the Compensation Committee:

(a) An incentive award pool for purposes of determining the dollar amount which shall be available for AIP Awards and other benefits under the Plan for the Plan Year, provided that the sum of the individual benefit percentages payable under the pool do not exceed 100%;

(b) Financial and strategic performance goals for each participating Employer;

(c) Performance measurement and weighting criteria and guidelines for each Employer, including corporate-wide performance, where applicable;

(d) Individual target and maximum incentive opportunities for Participants or groups of Participants;

(e) Performance measurement and weighting criteria and guidelines for Participants or groups of Participants;

(f) Guidelines and requirements for the development of Participant goals and objectives; and

(g) Such other standards, criteria, measurements, requirements and guidelines as the Compensation Committee may from time to time determine shall be applicable with respect to the subject Plan Year.

      The AIP Program established for each Plan Year, including the AIP Award Guidelines applicable thereto, may be identified by reference to the subject Plan Year (e.g., the AIP Program for 1998 may be referred to as the “1998 AIP Program”). The AIP Program so established for each Plan Year shall be communicated to such Company and other participating Employer personnel as the Compensation Committee deems necessary to assist in the maintenance of the AIP Program for such Plan Year. The AIP Program for each Plan Year (including the AIP Award Guidelines included therein) shall be maintained with the records of the Plan for reference purposes. The Compensation Committee may change or modify the AIP Program established for a particular Plan Year in any respect, and at any time.

      4.2     Compensation Committee. The Plan shall be administered by the Compensation Committee. The Compensation Committee shall have the full general power, authority and discretion to administer the Plan and construe, interpret and apply its provisions. Without limiting the generality thereof, the Compensation Committee shall have the following powers, duties and authorities as regards its administration and activities with respect to the Plan:

(a) To establish an AIP Program for each Plan Year, as provided in Section 4.1;

(b) To approve AIP Awards or other benefit payments for Participants for each Plan Year, as provided in Section 5.1;

(c) To establish, maintain and interpret such rules, regulations and requirements as it deems necessary or advisable as regards the administration and maintenance of the Plan, including the amendment and modification of such rules, regulations and requirements;

(d) To resolve all questions relating to the eligibility of Participants;

(e) To resolve all questions relating to a Participant’s right to receive any AIP Award payment or other benefits under the Plan;

(f) To determine the time, manner and form of payment with respect to any AIP Award payments or other benefits under the Plan;

(g) To engage any administrative, legal, consulting, clerical or other services it deems appropriate in administering the Plan;

(h) To construe and interpret the Plan, and any administrative rules relating thereto, as necessary and to carry out the purposes of this Plan;

(i) To resolve all questions of fact relating to any questions or determinations relating to the administration of the Plan;

(j) To compile and maintain all records it determines to be necessary, appropriate and convenient in connection with the administration of the Plan;

(k) To delegate or appoint such other parties as it determines to be necessary to carry out a general or specific function as regards the administration of the Plan; and

(l) To take all such other actions, and to make such determinations, as are necessary to administer the Plan and carry out its purposes.

All actions taken or determinations made by the Compensation Committee as regards the Plan shall be final, binding and conclusive upon all parties. The membership of the Compensation Committee, and the rules relating to its conduct, voting and actions, shall be governed by the rules establishing the Compensation Committee as a standing committee of the Board of Directors. Members of the Compensation Committee shall not participate directly in any action or determination regarding their own interests under the Plan.

      4.3     Expenses. Any expenses relating to the administration of this Plan shall be borne by the Employers as may be determined by the Compensation Committee.

      4.4     Indemnification and Exculpation. The members of the Compensation Committee, its agents, and officers, directors, and employees of the Company or any other Employer shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company’s written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person’s gross negligence or willful misconduct.

ARTICLE V.

AIP AWARDS; PAYMENT OF AWARDS

      5.1     AIP Awards. Each Plan Year, the Compensation Committee shall approve such individual AIP Awards for the Participants covered under the Plan for the Plan Year as the Compensation Committee in its sole discretion shall deem appropriate. Company personnel acting at the direction of the Compensation Committee shall prepare such preliminary calculations and reports regarding proposed AIP Award amounts as the Compensation Committee may request. Such information shall be prepared in accordance with the Compensation Committee’s AIP Award Guidelines for the subject Plan Year, and in accordance with such other performance measurement standards as the Compensation Committee may direct from time to time. The Compensation Committee shall provide that each Participant for a Plan Year be notified of the amount and terms of his AIP Award for the subject Plan Year. Such notification shall be at such time and in such manner as determined by the Compensation Committee.

      5.2     Eligibility for AIP Award. To be eligible to receive any AIP Award as may be approved for the Participant for a particular Plan Year, as provided in Section 5.1, such Participant must satisfy one of the following eligibility conditions:

(a) He must be employed as an Employee on the last day of the Plan Year;

(b) He must have retired, died or incurred a disability during the Plan Year if he is not employed as an Employee on the last day of the Plan Year; or

(c) He must have terminated employment as an Employee before the last day of the Plan Year for another reason as recognized by the Compensation Committee in its sole discretion.

Unless the Compensation Committee otherwise specifically provides, a Participant who does not meet one of the foregoing employment eligibility conditions for a particular Plan Year shall not be eligible to receive payment of an AIP Award for such Plan Year.

      5.3     Time and Form of Payment. All AIP Awards for a particular Plan Year shall be paid to or with respect to the eligible Participants for such Plan Year at such time or times as the Compensation Committee may determine, following the close of the particular Plan Year to which such AIP Awards relate. Normally, all AIP Award payments shall be in a lump sum; however, the Compensation Committee may from time to time direct the payment of any AIP Award in a different payment form. The Compensation Committee shall designate whether an AIP Award is to be paid in cash, Company stock, other form of property or benefit, or any combination thereof.

      5.4     Death of Participant. In the event a Participant who is eligible to receive an AIP Award dies before payment thereof is made to him, the payment of such AIP Award shall be made to his designated Beneficiary.

      5.5     Award Payments in Stock. To the extent any AIP Award (or portion thereof) or other benefit under the Plan is paid in Company stock, as may be directed under Section 5.3, such payment shall be considered to be an award under Article IX of the Company’s 1997 Long-Term Incentive Plan (“Stock Plan”). Any Participant receiving such award under this Plan and Article IX of such Stock Plan shall be subject to any applicable sale, transfer, exercise, or vesting restrictions, and to such other terms and provisions under such Stock Plan or award agreements issued pursuant thereto, as regards such stock and the award, exercise and payment thereof. Any such term, condition or provisions in such Stock Plan or award agreement as regards such stock, or the Participant’s rights thereto, shall control over any provision in this Plan to the contrary.

ARTICLE VI.

FUNDING OF THE PLAN

      6.1     Funding. All amounts paid under this Plan shall be paid from the general assets of the participating Employers. AIP Award payments and other benefit payments under this Plan shall be reflected on the accounting records of the Employers, but neither this Plan nor the maintenance of such accounting records shall be construed to create, or require the creation of, a trust, custodial account, or escrow account with respect to any Participant. No Participant shall have any right, title, or interest whatsoever in or to any investment reserves, accounts, or funds, that the Employers may purchase, establish, or accumulate to aid in providing the unfunded AIP Award payments or other benefits described in the Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create, or be construed to create, a trust or fiduciary relationship of any kind between an Employer, the Compensation Committee and a Participant or any other person. Participants shall not acquire any interest under the Plan greater than that of an unsecured general creditor of an Employer.

ARTICLE VII.

MERGER; AMENDMENT; TERMINATION

      7.1     Merger, Consolidation, or Acquisition. In the event of a merger, consolidation, or acquisition where an Employer is not the surviving organization, unless the successor or acquiring organization shall elect to continue and carry on the Plan, this Plan shall terminate with respect to such Employer, and no additional benefits shall accrue for the Participants of such organization. Unpaid AIP Award payments or other benefits shall continue to be paid as scheduled unless the successor or acquiring organization elects to accelerate payment.

      7.2     Amendment. The Compensation Committee may amend or modify this Plan at any time, for any reason, and in any manner. Such actions by the Compensation Committee shall be binding upon all Employers. Any such amendment or modification of the Plan shall not require shareholder approval, except to the extent that such approval is required pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Company’s stock is listed or reported, or under any other applicable Federal or state law. Notice of any amendment or modification of the Plan shall be given to Participants and other interested parties in such manner and at such time as provided by the Compensation Committee.

      7.3     Termination. The Board of Directors may terminate this Plan at any time, for any reason, and in any manner. In the event of the termination of the Plan pursuant to this Section 7.3, no further AIP Award payments or other benefits shall accrue under this Plan, and amounts which are then payable with respect to a prior Plan Year shall continue to be an obligation of the Employer and shall be paid as scheduled. No AIP Award payments or other payments shall be made with respect to the Plan Year in which the Plan is terminated, unless otherwise provided by the Board of Directors.

ARTICLE VIII.

SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS

      8.1     Provisions Applicable to Covered Participants. Notwithstanding any other provision of this Plan to the contrary, any AIP Awards and other benefits paid to Covered Participants under this Plan shall be subject to the following conditions:

(a) All AIP Guidelines or other performance measures, goals, standards, formulas, or criteria relating to Covered Participants (“Performance Measures”) for a Plan Year shall be established by the Compensation Committee in writing no later than 90 days following the beginning of the Plan Year, provided that the outcome is substantially uncertain at the time the Compensation Committee actually establishes the goal, or by such other later date for such Plan Year as may be permitted under Section 162(m) of the Code. Performance Measures may include alternate and multiple Performance Measures, and may be based on one or more business criteria that apply to an individual, a business unit, or the Company as a whole. In establishing Performance Measures, the Compensation Committee shall consider one or more of the following: internal budget, earnings per share, stock price, return on equity, revenue growth, cash flow, income, operating margins, economic value added, and/or return on assets.

(b) The Performance Measures must be objective, must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Covered Participant if the Performance Measure is attained, and must satisfy the third party “objectivity” standards under Section 162(m) of the Code.

(c) The Performance Measures shall not allow for any discretion by the Compensation Committee as to an increase in any AIP Award or other benefit, but discretion to lower an AIP Award or other benefit is permissible, as long as such reduction does not result in an increase in the amount payable to another Covered Participant.

(d) The award and payment of any AIP Award or other benefit under this Plan to a Covered Participant with respect to a Plan Year shall be contingent upon the attainment of the Performance Measures that are applicable to such Covered Participant. The Compensation Committee shall certify in writing prior to the payment of any such AIP Award or other benefit that such applicable Performance Measures relating to the AIP Award or other benefit were satisfied. Approved minutes of a meeting of the Compensation Committee in which the certification is made may be used for this purpose.

(e) As provided in Sections 1.4 and 9.1, this Plan is subject to shareholder approval, and all AIP Awards or other benefits to Covered Participants under this Plan are expressly contingent on and subject to such shareholder approval.

(f) The maximum AIP Award or other benefit that may be paid to any Covered Participant under the Plan for any Plan Year is 150 percent of the Covered Participant’s base salary as of the first day of that Plan Year. If a Covered Participant’s base salary is not fixed at the time the Performance Measures are established, then the Compensation Committee shall fix the maximum dollar amount that may be paid to any Covered Participant on or before the time it establishes such Performance Measures. In addition, in no event shall an AIP award or benefit to Participant for any Plan Year, exceed $1.2 Million.

(g) All AIP Awards or other benefits to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Compensation Committee may determine to be necessary to carry out the purposes of this Article VIII.

ARTICLE IX.

GENERAL PROVISIONS

      9.1     Shareholder Approval. The effectiveness of the Plan and the grant of AIP awards or other benefits under this Plan are subject to shareholder approval of the Plan as provided in Section 1.4.

      9.2     Nonalienation. No AIP Award or other benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, or encumbrance of any kind, and shall not be subject to or reached by any legal or equitable process (including execution, garnishment, attachment, pledge, or bankruptcy) in satisfaction of any debt, liability, or obligation, prior to receipt. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. Notwithstanding the foregoing provisions of this Section 9.2, no AIP Award or other benefit amount payable under the Plan shall be payable until and unless any and all amounts representing debts or other obligations owed to the Company or other Employer by the Participant with respect to whom such amount would otherwise be payable shall have been fully paid.

      9.3     Beneficiary Designation. A Participant may designate a Beneficiary who upon his death is to receive an AIP Award payment that otherwise would have been paid to him under the Plan. All Beneficiary designations shall be in writing and on a form approved by the Compensation Committee for such purpose, and any such designation shall only be effective if and when delivered to the Compensation Committee or its representative during the lifetime of the Participant. Absent any specific Beneficiary designation with respect to this Plan, a Participant’s designated Beneficiary for purposes of this Plan shall be the same person or persons as designated as his beneficiary to receive life insurance proceeds under the Employer’s group term life insurance coverage for such Participant. In the event there is not a Beneficiary designation on file for the Participant, such Participant’s Beneficiary shall be deemed to be the Participant’s surviving spouse, or if there is no such spouse, the Participant’s estate.

      9.4     Effect on Other Benefit Plans. AIP Award or other benefit amounts paid under this Plan shall only be considered as compensation under the employee benefit plans of the Employers as determined and provided under the provisions of such plans.

      9.5     Employer-Employee Relationship. The establishment of this Plan shall not be construed as conferring any legal or other rights upon any Employee or any person for a continuation of employment, nor shall it interfere with the rights of an Employer to discharge any Employee or otherwise act with relation to the Employee. An Employer may take any action (including discharge) with respect to any Employee or other person and may treat such person without regard to the effect which such action or treatment might have upon such person as a Participant under this Plan.

      9.6     Incompetence. Every person receiving or claiming AIP Award or other benefit payments under the Plan shall be conclusively presumed to be mentally competent until the date on which the Compensation Committee receives a written notice, in a form and manner acceptable to the Compensation Committee, that such person is incompetent, and that a guardian, conservator, or other person legally vested with the care of such person’s person or estate has been appointed; provided, however, that if the Compensation Committee shall find that any person to whom an AIP Award or other benefit payment is payable under the Plan is unable to care for such person’s affairs because of incompetency, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid in a manner as approved by the Compensation Committee. Any such payment so made shall be a complete discharge of any liability therefor under the Plan.

      9.7     Binding on Employer, Participants and Their Successors. This Plan shall be binding upon and inure to the benefit of the Employers, their successors and assigns and the Participants, their heirs, executors, administrators and legal representatives. The provisions of this Plan shall be applicable with respect to each Employer separately, and AIP Award or other benefit amounts payable hereunder shall be paid by the Employer of the particular Participant.

      9.8     Status Under ERISA. This Plan is not maintained as and is not intended to be an “employee benefit plan” under the Employee Retirement Income Security Act of 1974, as amended.

      9.9     Tax Liability. An Employer may withhold from any payment hereunder any taxes required to be withheld and such sum as the Employer may reasonably estimate to be necessary to cover any taxes for which the Employer may be liable and which may be assessed with regard to such payment.

      9.10     Severability. In the event any provision of this Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in this Plan.

      9.11     Applicable Law. This Plan shall be governed by, construed, and administered in accordance with the laws of the State of Arkansas, except to the extent such laws are preempted by the laws of the United States.

AMENDMENT TO THE

BEVERLY ENTERPRISES, INC.
ANNUAL INCENTIVE PLAN

      The Beverly Enterprises, Inc. Annual Incentive Plan is hereby amended as follows, effective as of January 1, 2003:

1. Section 5.2 is amended to read as follows:

“Eligibility for AIP Award. To be eligible to receive any AIP Award as may be approved for the Participant for a particular Plan Year, as provided in Section 5.1, such Participant must satisfy one of the following eligibility conditions:

(a)	He must be employed as an Employee on the day the Nominating and Compensation Committee (“Committee”) approves the actual AIP award, or, for Covered Participants, makes the certification referred to in Section 8.1(d);

(b)	He must have retired or incurred a disability (as defined by the Committee) or died during the Plan Year if he is not employed as an Employee on the day referred to in (a) above; or

(c)	He must have terminated employment as an Employee before the day referred to in (a) above for another permissible reason as recognized by the Committee in its sole discretion.

Unless the Committee otherwise specifically provides, a Participant who does not meet one of the foregoing employment eligibility conditions for a particular Plan Year shall not be eligible to receive payment of an AIP Award for such Plan Year.”

2. The last sentence of Section 7.1 is amended to read as follows:

“Previously calculated but unpaid AIP Award payments or other benefits shall continue to be paid as scheduled unless the successor or acquiring organization elects to accelerate payment.”

3. The last sentence of Section 8.1(a) is amended to read as follows:

“In establishing Performance Measures, the Compensation Committee shall consider one or more of the following: quality, income, growth, revenue, return, shareholder value and/or strategic/operating measures.”

4. Section 8.1(f) is amended by replacing the reference to “150 percent” with the term “200 percent,” and by deleting the last sentence thereof.

5. Section 9.3 is amended to read as follows:

“9.3 Beneficiary Designation. A Participant’s designated Beneficiary for purposes of this Plan shall be the same person or persons as designated as his beneficiary to receive life insurance proceeds under the Employer’s group term life insurance coverage for such Participant. Absent a designation under the Employer’s group term life insurance coverage (including a deemed designation) or if the Employer ceases to offer such coverage, a Participant may designate a Beneficiary for purposes of this Plan in writing on a form approved by the Compensation Committee for such purpose. Any such designation shall only be effective if and when delivered to the Compensation Committee or its representative during the lifetime of the Participant. In the event a Participant does not have a designated Beneficiary under the above rules, such Participant’s Beneficiary shall be deemed to be the Participant’s surviving spouse, or if there is no such spouse, the Participant’s estate.”

o DETACH PROXY CARD HERE o

[ ]	PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE	[X] VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ALL PROPOSALS.
1.	ELECTION OF DIRECTORS								FOR	AGAINST	ABSTAIN

	FOR all nominees listed below	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed below	[ ]	*EXCEPTIONS	[ ]	2.	APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR 2003.	[ ]	[ ]	[ ]

Nominees:	William R. Floyd, John D. Fowler, Jr., James R. Greene, Edith E. Holiday, John P. Howe, III, M.D., James W. McLane, Donald L. Seeley, Marilyn R. Seymann, Ph.D.	3.	AMEND AND RE-APPROVE THE ANNUAL INCENTIVE PLAN.	[ ]	[ ]	[ ]

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE “EXCEPTIONS” BOX AND WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)	4.	Transact any other business properly before the Annual Meeting and adjournment.	[ ]	[ ]	[ ]

	To change your address, please mark this box	[ ]

*Exceptions
If any nominee named above declines or is unable to serve as a director, the persons named as proxies, and each of them shall have full discretion to vote for any other person who may be nominated	To include any comments, please mark this box	[ ]

SCAN LINE

NOTE: Please sign exactly as name appears on this Proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign, date and return today in the enclosed envelope. This Proxy will not be used if you attend the meeting in person and so request.

Date		Share Owner sign here		Co-Owner sign here
[	]	[	]	[	]

BEVERLY ENTERPRISES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Douglas J. Babb, William R. Floyd and Jeffrey P. Freimark, each of them, as proxies, each with the power to appoint his substitute, to represent and to vote as designated below, all the shares of common stock of Beverly Enterprises, Inc. held of record by the undersigned on March 31, 2003 at the Annual Meeting of Stockholders to be held on May 22, 2003 and any and all adjournments or postponements thereof.

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof. This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If no specification is made, the Proxy will be voted FOR the election of the directors named in the Proxy Statement; FOR the appointment of Ernst & Young LLP as independent auditors for 2003; and FOR amendment and re-approval of the Annual Incentive Plan.

(Continued and to be signed and dated on the reverse side.)

BEVERLY ENTERPRISES, INC. P.O. BOX 11358 NEW YORK, N.Y. 10203-0358